Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Spark Networks , Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Adam S. Berger
Adam S. Berger Chief Executive Officer August 10, 2007

/s/ Mark G. Thompson
Mark G. Thompson Chief Financial Officer August 10, 2007

A signed original of this written statement required by Section 906 has been provided to Spark Networks, Inc. and will be retained by Spark Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.